UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 23, 2017 (January 17, 2017)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 16, 2017, Memorial Production Partners LP (the “Partnership”) and certain of its subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

On January 17, 2017, the Partnership received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Partnership that as a result of the Chapter 11 Cases, and in accordance with NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1, NASDAQ has determined that the Partnership’s common units representing limited partner interests (“common units”) will be delisted from The NASDAQ Stock Market. Accordingly, unless the Partnership requests an appeal of this determination, trading of the common units will be suspended at the opening of business on January 26, 2017, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Partnership’s securities from listing and registration on The Nasdaq Stock Market.

As disclosed on December 19, 2016, the common units had also previously fallen below the NASDAQ’s continued listing standard in NASDAQ Listing Rule 5450(a)(1) requiring listed companies to maintain an average closing price per share of not less than $1.00 over a consecutive 30 trading-day period.

The Partnership currently intends to request an appeal of this determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: January 23, 2017	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary